Exhibit 10.2

Spring Bank Pharmaceuticals, Inc.

Form of Notice of Grant of Restricted Stock Units And

Award Agreement

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of _________ _, 2020 (the “Grant Date”) by and between Spring Bank Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and __________________ (the “Participant”).

WHEREAS, the Company has adopted the Amended and Restated 2015 Stock Incentive Plan (the “Plan”) pursuant to which Restricted Stock Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock Units as provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.                   Grant of Restricted Stock Units. The Company hereby grants to the Participant an Award of ___________ Restricted Stock Units, which represent the number of units subject to the Award. Each Restricted Stock Unit (hereinafter referred to as an “RSU”) represents the right to receive one share of common stock, par value $0.0001 per share (“Common Stock”), of the Company, settled as set forth in Section 2 of this Agreement, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

2.                   Vesting and Settlement of RSUs. Except as otherwise provided in Section 3 and 4 of this Agreement, the RSUs will vest and become nonforfeitable based on the following schedule provided that the Participant remains in continuous service with the Company as an employee from the Grant Date through the Vesting Date:

Number of Restricted Stock Units	Vesting Date
[___]	[___]
[___]	[___]
[___]	[___]

The Company shall deliver to the Participant (or the Participant’s survivors) the shares of Common Stock applicable to the vested RSUs as soon as practicable after the applicable Vesting Date in accordance with this Agreement and in all events such shares of Common Stock shall be delivered by the date which is two and one-half months following the close of the calendar year on which such Vesting Date occurs (the “Settlement Date”). If the Participant ceases continuous service for any reason between the RSU Vesting Date and the Settlement Date, the Participant (or the Participant’s estate in the event of Participant’s death) shall still be entitled to receipt of the Shares of Common Stock covered by this Agreement upon the Settlement Date.

3.                   Termination of Continuous Service.

3.1                        Except as otherwise expressly provided in this Agreement, if the Participant’s continuous service with the Company terminates for any reason at any time before the RSU Vesting Date the Participant’s unvested RSUs shall be automatically forfeited upon such termination and neither the Company nor any affiliate shall have any further obligations to the Participant under this Agreement.

3.2                        Notwithstanding Section 3.1, if the Participant’s continuous service terminates as a result of the Participant’s death or Disability, the Participant will vest on the RSU Vesting Date in such number of RSUs as is equal to the number of RSUs that would have vested on the next applicable Vesting Date multiplied by a fraction, the numerator of which equals the number of days between the Grant Date or the last Vesting Date, whichever has most recently occurred, and the date of the Participant’s death or Disability and the denominator of which equals the total number of days during such period and such shares shall be delivered as set forth in Section 2.

4.                   Effect of a Change in Control.

4.1                        If Participant is employed with the Company upon the closing of a Change in Control, all unvested RSUs shall vest and settle on the date of the Change in Control. Any shares of Common Stock into which such RSUs shall convert shall be adjusted as to the Shares in accordance with Section 9 of the Plan.  The Compensation Committee and/or the Board’s determination with respect to any adjustments will be conclusive.

4.2                        For purposes of this Agreement, “Change in Control” shall mean any of the following:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection any acquisition directly from the Company will not be a Change in Control, nor will any acquisition by any individual, entity, or group pursuant to a Business Combination (as defined below) that complies with clause (b) of this definition;

(b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all (i.e., in excess of 85%) of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(c) the liquidation or dissolution of the Company;

provided that, where required to avoid additional taxation under Section 409A, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treasury Reg. § 1.409A-3(i)(5).

5.                   Transferability of RSUs. Subject to any exceptions set forth in the Plan, the RSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, except by will or the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold such RSUs subject to all of the terms and conditions that were applicable to the Participant immediately prior to such transfer.

6.       Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to the RSUs, including voting rights and the right to any dividends or Dividend Equivalents.

7.           No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company or an affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or an affiliate to terminate the Participant at any time, with or without Cause.

8.Adjustments. If any change is made to the outstanding common stock or the capital structure of the Company, if required, the RSUs shall be adjusted or terminated in any manner as contemplated by Section 9 of the Plan.

9.Tax Liability and Withholding.

9.1               The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the vesting of the RSUs, the amount of any applicable foreign, federal, state and local withholding obligations of the Company in respect of the RSUs and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. The Company shall not deliver any shares to the Participant until it is satisfied that all required withholdings have been made.  By execution of this Agreement, the Participant has authorized the Company, on behalf of the Participant, to instruct a registered broker chosen by the Company, at a time when the Participant is not in possession of material nonpublic information, to sell on the applicable vesting date such number of shares of Common Stock as the Company deems necessary to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation.  To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable.  In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale.  The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price.  In connection with such sale of shares, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company.  The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1(i)(B) under the U.S. Securities Exchange Act of 1934, as amended.

9.2            The Participant may, prior to the date of sale set forth in Section 9.1, provide a cash payment to the Company that the Company deems sufficient to cover the anticipated tax withholding amount from the vesting of the RSUs and in such case no sale of shares of Common Stock (as described in Section 9.1) shall occur.

9.3                    Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the RSUs or the subsequent sale of any shares, and (b) does not commit to structure the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.Compliance with Law. The issuance and transfer of Shares of Common Stock in connection with the RSUs shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares of Common Stock may be listed. No Shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

11.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Delaware and agree that such litigation shall be conducted in the state courts of Delaware or the federal courts of the United States for the District of Delaware.

13.Data Privacy. By entering into this Agreement, the Participant:  (i) authorizes the Company and each affiliate, and any agent of the Company or any affiliate facilitating the grant of RSUs under this Agreement, to disclose to the Company or any of its affiliates such information and data as the Company or any such affiliate shall request in order to facilitate the grant of RSUs; and (ii) authorizes the Company and each affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

14.Interpretation. Any dispute regarding the interpretation of the Plan or this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

15.RSUs Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.

Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

17.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the RSUs in this Agreement does not create any contractual right or other right to receive any RSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

19.Amendment. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. The Committee has the right to amend this Agreement and the RSUs; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

20.Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. It is intended that the RSUs and the exercise of authority or discretion hereunder shall comply with Section 409A of the Code so as not to subject Participant to the payment of any interest or additional tax imposed under Section 409A of the Code.  In furtherance of this intent, to the extent that any United States Department of the Treasury regulations, guidance, interpretations, or changes to Section 409A of the Code would result in Participant becoming subject to interest and additional taxes under the Section 409A of the Code, the Company and the Participant agree to amend this Agreement to bring the RSUs into compliance with Section 409A of the Code.

21.No Impact on Other Benefits. The value of the Participant’s RSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan, the Plan prospectus and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the RSUs or disposition of the underlying Shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SPRING BANK PHARMACEUTICALS, INC.
By: ____________________________
PARTICIPANT
By: ____________________________